EXHIBIT 10.60

AMENDMENT NO. 1
TO
EMPLOYMENT AGREEMENT

This is Amendment No. 1 (this “Amendment”), dated as of October 14, 2011, to the Employment Agreement (the “Agreement”), dated as of September 30, 2011, by and between Digital Domain (“DD”) and Jody Madden (“Employee”).

1. Definition of “Company”.

(a)           All instances of the term “Company” in the Agreement, which currently refer to DD, are hereby amended to refer to Digital Domain Media Group, Inc. (“DDMG”). Each of DDMG, DD and Employee hereby agrees that DDMG shall employ Employee, and Employee agrees to perform her services exclusively for DDMG and other entities owned and controlled by DDMG, on the terms and conditions set forth in the Agreement.

(b)           The reference in Section 4(c) of the Agreement to “the Company or its parent company” shall be deleted and replaced with “DDMG”.

2. Miscellaneous.  It is the express intention of the parties hereto to ratify and reaffirm the terms and conditions of the Agreement, as amended concurrently herewith.  Except as amended hereby, the Agreement shall remain unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall prevail.  This Amendment may be executed in counterparts and delivered by facsimile.

IN WITNESS WHEREOF, the parties hereto intending to be bound thereby hereby execute and deliver this Amendment as of the date first written above.

DIGITAL DOMAIN MEDIA GROUP, INC.
DIGITAL DOMAIN

/s/ John C. Textor	/s/ Jody Madden
John C. Textor	Jody Madden
Chairman and CEO of DDMG and DD	917 Euclid Street #4
Santa Monica, CA 90403